AMENDMENT TO THE
TRUST FOR ADVISED PORTFOLIOS
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 12th day of August, 2014, to the Transfer Agent Servicing Agreement, dated as of January 1, 2014, as amended, (the “Agreement”), is entered into by and between TRUST FOR ADVISED PORTFOLIOS, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add a fund; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement and add the following series of Trust for Advised Portfolios

Exhibit G, the Infinity Q Diversified Alpha Fund is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR ADVISED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Christopher E. Kashmerick	By: /s/ Michael R. McVoy

Name: Christopher E. Kashmerick	Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Exhibit G to the Trust for Advised Portfolios Transfer Agent Servicing Agreement

Name of Series
Infinity Q Diversified Alpha Fund

Transfer Agent, Shareholder & Account Services Fee Schedule at August, 2014

Annual Service Charges to the Fund*
▪	Base Fee for 1st CUSIP	$__ /year
▪	Additional CUSIP Fee	$__/year
▪	NSCC Level 3 Accounts	$__/open account
▪	No-Load Fund Accounts	$__/open account
▪	Load Fund Accounts	$__/open account
▪	Closed Accounts	$__/closed account

CUSIP Setup
▪	CUSIP Setup beyond the initial CUSIP - $__/CUSIP
Expedited CUSIP Setup - $__/CUSIP (Less than 35 days)

__ basis point on the first $250 million
__ basis points on the next $250 million
__ basis points on the balance

Services Included in Annual Basis Point Fee
▪	Telephone Calls
▪	Voice Response Calls
▪	Manual Shareholder Transaction & Correspondence
▪	Omnibus Account Transaction
▪	Daily Valuation/ Manual 401k Trade
▪	Report Source - Client on-line access to fund and investor data. Includes set up and 2 user Ids.
▪	NSCC System Interface
▪	Short-Term Trader Reporting - Software application used to track and/or assess transaction fees that are determined to be short-term trades.
▪
Excessive Trader - Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.

▪	12b-1 Aging - Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.

Out-Of-Pocket Expenses
Including but not limited to telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, processing of literature fulfillment kits, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC Profile, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor confirms, tax, check printing and writing and commissions),voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, return mail processing, omnibus conversions, travel, excess history, FATCA and other compliance mailings.

Additional Services
Available but not included above are the following services - FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting, short-term trader reporting, excessive trader, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, Real Time Cash Flow, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), marketing and fulfillment solution (eCONNECT), and additional services mutually agreed upon.
*Subject to annual CPI increase, Milwaukee MSA.
Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed.

Exhibit G (continued) to the Trust for Advised Portfolios Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
Supplemental Services – E-Commerce Services Fee Schedule at August, 2014

FAN Web
Shareholder internet access to account information and transaction capabilities through a hyperlink at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
▪	FAN Web Premium (Fund Groups over 50,000 open accounts)
−	Implementation - $__/fund group – includes up to 25 hours of technical/BSA support
−	Annual Base Fee - $__/year
▪	FAN Web Select (Fund Groups under 50,000 open accounts)
−	Implementation - $__/fund group – includes up to 10 hours of technical/BSA support
−	Annual Base Fee - $__/year
▪	FAN Web Direct (API) – Quoted Separately
▪	Customization - $__/hour – (subject to change at prevailing rates of vendor)
▪	Activity (Session) Fees:
−	Inquiry - $__/event
−	Account Maintenance - $__/event
−	Transaction – financial transactions, reorder statements, etc. - $__/event
−	New Account Setup - $__/event (Not available with FAN Web Select)
▪	Strong Authentication:
−	$__/month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)

FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
▪	Base Fee Per Management Company – file generation and delivery - $6,000 /year
▪	Per Record Charge
−	Rep/Branch/ID - $__
−	Dealer - $__
▪	Price Files - $__/record or $__/user per month, whichever is less

Vision
Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
▪	Inquiry Only
−	Inquiry - $__/event
−	Per broker ID - $__/month per ID
▪	Transaction Processing
           − Implementation - $__/management company
           − Transaction – purchase, redeem, exchange, literature order - $__/event
           − New Account Setup – $__/event
           − Monthly Minimum Charge - $__ /month

Vision Electronic Statements
Provides the capability for financial intermediaries to access electronic statements via the Vision application.*
▪	Implementation Fees
−	$__/fund group

Vision Electronic Statements (Continued)
▪	Load charges
−	$__/image
▪	Archive charge (for any image stored beyond 2 years)
−	$__/document
*Normal Vision ID and activity charges also apply.

Exhibit G (continued) to the Trust for Advised Portfolios Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
Supplemental Services – E-Commerce Services Fee Schedule (Continued) at August, 2014

Client Web Data Access
USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
▪	BDS – Statement Storage & Retrieval
           -  Setup: $__ /user
           -  Support: $__ /user per month
▪	ReportSource – Report and Data File Storage & Retrieval
-  Setup: Included in intial fund setup on Transfer Agent system
-  $__/ user per month beyond 2 users included as part of setup
Additional Data Delivery Services
▪	Ad Hoc/ PowerSelect File Development
-	Standard ad-hoc select: $__per file
-	Custom coded data for recurring, scheduled delivery: $__ per hour consultation and programming development
-	Support: $__ /file per month
-	Recurring files/ reports scheduled for delivery via Report Source.
▪	Custom Electronic File Exchange (DDS delivery of standard TIP files)
-	Setup: $__one-time fee
-	Support: $__ /file per month

Recordkeeping Application Access
▪	Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers
−	$__implementation
−	$__ /month
▪	Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers
−	Cost varies depending upon location and bandwidth
▪	TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
−	$__ implementation
−	$__ /ID per month
▪	TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
−	$__implementation
−	$__ /ID per month
▪	TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only.
−	$__implementation
−	$__ /ID per month
▪	Automated Work Distributor (AWD) – Image and workflow application.
−	$__implementation
−	$__/ID per month
▪	Same Day Cash Management (SDCM) – Fund level transaction and cash reporting.
−	$__implementation
−	$__ /ID per month
▪	PowerSelect – SQL database used for ad hoc reporting from the shareholder recordkeeping system.
−	$__/month

Programming Charges- (subject to change at prevailing rate of vendor)
▪	$__/hour
▪	Charges incurred for customized services based upon fund family requirements including but not limited to:
-	Fund setup programming (transfer agent system, statements, options, etc.)
-	Conversion programming
-	Customized service development
-	Voice response system setup (menu selections, shareholder system integration, testing, etc.)
-	All other client specific customization and/or development services

Outbound Calling & Marketing Campaigns – Cost based on project requirements.

Exhibit G (continued) to the Trust for Advised Portfolios Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
Supplemental Services Fee Schedule at August, 2014

Transfer Agent Training Services
▪	On-site at USBFS - $__/day
▪	At Client Location - $__/day plus travel and out-of-pocket expenses if required

Cost Basis Reporting – Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
▪	$v /direct open account per year

Email Services – Services to capture, queue, monitor, service and archive shareholder email correspondence:
▪	$__setup /fund group
▪	$__/month administration
▪	$__/received email correspondence

Dealer Reclaim Services – Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations.  There will be no correspondence charges related to this service.
▪	$__/fund group per month

Literature Fulfillment Services*
▪	Account Management
−	$__/month
▪	Inbound Teleservicing Only
−	Account Management - $__ /month
−	Call Servicing - $__/minute
▪	Lead Source Reporting
−	$vmonth
▪	Closed Loop Reporting
−	Account Management - $__ /month
−	Database Installation, Setup - $__/fund group
▪	Out-of-Pocket Expenses
−	Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.

CTI Reporting – Integrated custom detailed call reporting
▪	$__ /monthly report

Exhibit G (continued) to the Trust for Advised Portfolios Transfer Agent Servicing Agreement

Transfer Agent & Shareholder Services
Supplemental Services Fee Schedule (continued) at August, 2014

Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
▪	$__/qualified plan account or Coverdell ESA account (Cap at $__/SSN)
▪	$__ /transfer to successor trustee
▪	$__ /participant distribution (Excluding SWPs)
▪	$__/refund of excess contribution
▪	$__/reconversion/recharacterization

Additional Shareholder Paid Fees
▪	$__/outgoing wire transfer or overnight delivery
▪	$__/telephone exchange
▪	$__/return check or ACH or stop payment
▪	$__/research request per account (This fee applies to requests for statements older than the prior year)

Physical Certificate Processing – Services to support the setup and processing of physical certificated shares for a fund family:
▪	$__ setup/fund group
▪	$__/certificate transaction

Real Time Cash Flow
▪	Implementation (one time charge) & Recurring Charges (monthly)
-	5 Users – $__
-	10 Users – $__
-	20 Users – $__
-	30 Users – $__
-	40 Users – $__
-	50 Users – $__
▪	Training
-	WebEx - $__ /user
-	On Site at USBFS - $__/day
-	At Client Location - $__/day plus travel and out-of-pocket expenses if required
▪	Real Time Data Feeds
-	Implementation (per feed) - $__ /hour (8 hour estimate)
-	Recurring (per feed) - $__month

Advisor’s Signature below acknowledges approval of the fee schedules on this Exhibit G

Infinity Q Capital Management, LLC

By:  /s/ Scott Lindell

Printed Name and Title:  Scott Lindell, Chief Risk Officer    Date:  8/28/14